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                                    EXHIBIT 5


                                November 22, 1998

SONIC SOLUTIONS
101 Rowland Way, Suite 110
Novato, California 94945

                       Registration Statement on Form S-3
                       ----------------------------------

Ladies and Gentlemen:

        We have acted as counsel to Sonic Solutions, a California corporation (the "Company"), in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on November 24, 1999 (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, an aggregate of 539,712 shares of its Common Stock, no par value (the "Shares") which may be issued to the holders (the "Holders") of shares of Series C Preferred Stock of the Company (the "Preferred Stock"), upon conversion of such Preferred Stock by the Holders and upon exercise of warrants for the purchase of 120,000 Shares (the "Warrants"). The Shares are to be sold by the Holders under the Registration Statement.

                                       I.

        In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. In rendering our opinion, we have examined the following records, documents, instruments and certificates:

        (a) The Amended and Restated Articles of Incorporation of the Company (the "Articles of Incorporation") certified by the California Secretary of State as of October 15, 1999, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (b) The Certificate of Amendment to the Certificate of Determination of Series C Preferred Stock, as amended, of the Company, certified by the California Secretary of State as of October 15, 1999 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (c) The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

        (d) Certificate of an Officer of the Company: (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors of the Company and any committees of the Board of Directors relating to the Shares; and (ii) certifying as to certain factual matters;

        (e) The Registration Statement; and

        (f) A written statement from ChaseMellon Shareholder Services, the Company's transfer agent, as to the number of shares of the Company's Common Stock that were outstanding on November 15, 1999.

        This opinion is limited to the federal laws of the United States of America and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any

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other jurisdiction or any regional or local governmental body or as to any related judicial or administrative decision.

                                       II.
        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Shares are offered and sold; (ii) the full consideration stated in the Private Securities Subscription Agreement dated as of October 15, 1999 pursuant to which the Preferred Stock is to be issued is paid and the Preferred Stock is converted into the Shares in accordance with the Articles of Incorporation; (iii) the full consideration stated in the Warrant Purchase Agreement dated as of October 15, 1999 pursuant to which the Warrant was issued is paid and the Shares are issued upon exercise of the Warrant in accordance with the terms of the Warrant; (iv) appropriate certificates evidencing the Shares are executed and delivered by the Company; and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement will be legally issued, fully paid and nonassessable.

                                      III.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            /s/ Heller Ehrman White & McAuliffe

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